                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Special Value Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on March 26, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2008 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 26th day of March, 2008


                                        /s/ Mary E. Mullin
                                        ----------------------------------------
                                        Mary E. Mullin
                                        Secretary

                                    AMENDMENT

Dated:             March 26, 2008
To be Effective:   March 31, 2008

                                       TO

                        MORGAN STANLEY SPECIAL VALUE FUND

                              DECLARATION OF TRUST

                                      DATED

                                  June 21, 1996

                    AMENDMENT TO THE DECLARATION OF TRUST OF

                        MORGAN STANLEY SPECIAL VALUE FUND

WHEREAS, Morgan Stanley Special Value Fund (the "Trust") was established by the Declaration of Trust dated June 21, 1996, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or Classes of Shares;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class D Shares of the Trust as the Class I Shares, such change to be effective on March 31, 2008;

NOW, THEREFORE:

1. The Declaration is hereby amended to redesignate Class D Shares of the Trust as "Class I Shares."

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of March 2008.

                            [Signed in Counterparts]

/s/ Frank L. Bowman                       /s/ Michael Bozic
---------------------------------------   --------------------------------------
Frank L. Bowman, as Trustee, and not      Michael Bozic, as Trustee, and
individually                              not individually
c/o Kramer Levin Naftalis & Frankel       c/o Kramer Levin Naftalis &
LLP                                       Frankel LLP
Counsel to the Independent Trustees       Counsel to the Independent
1177 Avenue of the Americas               Trustees
New York, NY 10036                        1177 Avenue of the Americas
                                          New York, NY 10036


/s/ Kathleen A. Dennis                    /s/ Dr. Manuel H. Johnson
---------------------------------------   --------------------------------------
Kathleen A. Dennis, as Trustee, and       Dr. Manuel H. Johnson, as
not individually                          Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel       c/o Johnson Smick Group, Inc.
LLP                                       888 16th Street, N.W., Suite 740
Counsel to the Independent Trustees       Washington, D.C. 20006
1177 Avenue of the Americas
New York, NY 10036


/s/ James F. Higgins                      /s/ Joseph J. Kearns
---------------------------------------   --------------------------------------
James F. Higgins, as Trustee, and not     Joseph J. Kearns, as Trustee, and
individually                              not individually
c/o Morgan Stanley Trust                  c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two    PMB754
Jersey City, NJ 07311                     23852 Pacific Coast Highway
                                          Malibu, CA 90265


/s/ Michael F. Klein                      /s/ Michael E. Nugent
---------------------------------------   --------------------------------------
Michael F. Klein, as Trustee, and not     Michael E. Nugent, as Trustee,
individually                              and not individually
c/o Kramer Levin Naftalis & Frankel       c/o Triumph Capital, L.P.
LLP                                       445 Park Avenue
Counsel to the Independent Trustees       New York, NY 10022
1177 Avenue of the Americas
New York, NY 10036


/s/ W. Allen Reed                         /s/ Fergus Reid
---------------------------------------   --------------------------------------
W. Allen Reed, as Trustee, and not        Fergus Reid, as Trustee, and not
individually                              individually
c/o Kramer Levin Naftalis & Frankel LLP   c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees       85 Charles Colman Blvd.
1177 Avenue of the Americas               Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK  )
                   )ss:
COUNTY OF NEW YORK )

     On this 26th day of March 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.


                                          /s/ Indira Alli
                                          --------------------------------------
                                          Notary Public


My Commission expires: February 7, 2009

                                                         INDIRA ALLI
                                               Notary Public, State of New York
                                                       No. 01AL6122206
                                                  Qualified in Queens County
                                             Commission Expires February 7, 2009